           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          COMMUNITY CARE SERVICES, INC.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required:

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                          COMMUNITY CARE SERVICES, INC.
                                18 Sargent Place
                           Mt. Vernon, New York 10550

                                   ----------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   ----------

TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of the Shareholders of Community Care Services, Inc. (the "Company") will be held at the offices of Gordon Altman Butowsky Weitzen Shalov & Wein, on February 8, 1999, at 10:00 a.m. (local time), for the following purposes:

     1. To consider and vote upon approval of a reverse split of the Company's common stock, par value $.01 by a ratio of 1:4;

     2. To elect five directors of the Company to hold office for a one year term;

     3. To consider and vote upon the ratification of the appointment of Richard
A. Eisner & Company, LLP as independent certified public accountants for the Company for the year April 1, 1998 through March 31, 1999; and

     4. To consider and to transact such other business as may properly come before the meeting or any adjournments thereof.

     A Proxy Statement describing matters to be considered at the meeting is attached to this Notice. Shareholders of record at the close of business on January 6, 1999 will be entitled to notice of and to vote at said meeting or any adjournments thereof.

     To ensure your representation at the meeting, please sign date and return the enclosed form of Proxy in the envelope provided.

                              By order of the Board of Directors,

                              Louis Rocco,
                              Secretary

January 22, 1999

                          COMMUNITY CARE SERVICES, INC.
                                18 Sargent Place
                           Mt. Vernon, New York 10550

                                   ----------
                                 PROXY STATEMENT
                                   ----------

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Community Care Services, Inc. (the "Company") of Proxies of the Shareholders to be voted at the Annual Meeting of Shareholders to be held on February 8, 1999 or at any adjournments thereof (the "Annual Meeting"). The approximate date of mailing this Proxy Statement is January 22, 1999.

     Only holders of shares of voting Common Stock, $.01 par value ("Common Stock"), of record at the close of business on January 6, 1999 will be entitled to vote at the Annual Meeting. The Common Stock is the only class of the Company's voting securities outstanding. On that date there were 7,162,891 outstanding shares of Common Stock, each of which is entitled to one vote.

     Where a choice has been specified in a Proxy, the Proxy will be voted as specified. Each Proxy will be voted FOR each matter unless a contrary choice is specified as to that matter. If the accompanying Proxy is executed and returned, the Shareholder may nevertheless revoke it at any time prior to the voting thereof by delivering a later-dated Proxy, delivering written notice of revocation to the Company's Secretary, or voting in person at the Annual Meeting.

     Proxies are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of Proxies. In addition to the use of the mails, Proxies may be solicited by directors, officers, and employees of the Company, personally or by telephone, telegraph or facsimile machine. The Company may reimburse brokers and other persons holding shares of the Company in their names, or in the names of nominees, for their reasonable expenses in sending materials to Shareholders and obtaining their Proxies.

                              REVERSE STOCK SPLIT

         At the Annual Meeting the holders of Common Stock of the Company will be asked to approve a reverse split of the Common Stock by a ratio of 1:4. The favorable vote of the holders of a majority of the shares of Common Stock, represented in person or by Proxy at the meeting, will be required for such approval. The decrease in the number of outstanding shares of the Common Stock resulting from the reverse stock split will increase the average trading price of the Common Stock to over $1.00 per share, assuring continued listing on the NASDAQ SmallCap Stock Market.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE REVERSE STOCK SPLIT.

MATERIAL CHANGES RESULTING FROM THE PROPOSED REVERSE STOCK SPLIT

         The Board of Directors has unanimously decided to submit to a vote of the shareholders a proposal to reduce the number of outstanding shares of the Common Stock, which is to be achieved by undertaking a reverse split of the Common Stock whereby every four (4) shares of the Common Stock outstanding on the close of business on January 6, 1999 (the "Existing Shares") shall be exchanged for one (1) share of Common Stock (the "New Shares") having terms identical in every respect to the Existing Shares (the transaction shall be referred to hereafter as the "Reverse Split"). Fractional shares resulting from the Reverse Split shall be rounded up to the nearest whole number.

         The reason for the proposed reverse stock split of the Common Stock is to assure continued listing on the NASDAQ SmallCap Stock Market. The Company is required to maintain a minimum bid price per share of $1.00. The minimum bid for the Common Stock has been below $.50, and the Company has been advised by NASDAQ that unless the Company takes action to insure that the Common Stock maintains a minimum bid price per share of $1.00 or more for 10 consecutive trading days, it will be delisted from the NASDAQ SmallCap Market on Febuary 15, 1999. While the Company may appeal such action, the Company has determined that it is advisable to attempt to increase the price of the Common Stock.

         If the Reverse Split is approved by the shareholders, it will occur at the close of business on February 8, 1999. At the close of business on January 6, 1999 the Company had approximately 7,162,891 shares of Common Stock outstanding. The Reverse Split will reduce this number to approximately 1,790,723. Except as a result of the receipt by some shareholders of additional shares as a result of rounding up fractional shares, the Reverse Split, in itself, will not effect any shareholders' percentage holdings in the Company.

         If the Reverse Split is approved by the shareholders, each shareholder will, as soon as practicable after the Meeting, be notified that their shares of the Existing Shares have been converted to a reduced number of New Shares pursuant to the Reverse Split and shareholders will then be asked to exchange their certificates representing the Existing Shares for new certificates evidencing the New Shares.

         The Company's Board of Directors believes that maintenance of the NASDAQ listing is beneficial to the Company and its shareholders and recommends a vote for the proposed Reverse Split of the Common Stock. The Board of Directors believes the proposed Reverse Split will create long-term benefit for the Company by increasing market interest in the Common Stock and increasing the nominal per share value and per share earnings of the Common Stock. Given the volatility of the Common Stock, the Board of Directors believes that the proposed Reverse Stock Split will help maintain a sufficient minimum bid price per share to ensure continued listing on the NASDAQ SmallCap Stock Market.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE REVERSE STOCK SPLIT.

                              ELECTION OF DIRECTORS

     Five directors are to be elected at the Annual Meeting to serve until the 2000 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

     The persons listed below have been nominated by the present Board of Directors. All the nominees are presently members of the Board of Directors of the Company, and the Board of Directors knows of no reason why any of the nominees will be unable to serve. The persons named as Proxies in the accompanying Proxy intend to vote for these nominees or, if any of them will be unable to serve (the Board has no present knowledge of such fact), will vote for substitute nominees which the Board of Directors may propose.

  INFORMATION WITH RESPECT TO NOMINEES FOR ELECTION AS DIRECTORS.

     Set forth below are the names and ages of the nominees for director, their principal occupations at present and for at least the past five years and certain directorships held by each.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FIVE NOMINEES LISTED BELOW.

             Name, Present Position with the                          Director
             Company, and Business Experience                 Age      Since

Dean L. Sloane
Chairman of the Board.................................         53    July 1992

Mr. Sloane has been  Chairman of the Board,  President and
a  Director  of  Community  Medical  Transport,   Inc.,  a
publicly traded company, since December 1988.

Bruce L. Ansnes
Vice Chairman...........................................       55    August 1996

Mr. Ansnes,  has been a private  investor since 1986. From
1978 to 1983, Mr. Ansnes was Treasurer, and from 1983 until 1986, Treasurer and Vice President, of Culbro
Corporation. He has a B.A. from Colby College and an M.B.A. from Columbia University.

Bernard M. Kruger, M.D.
Director..................................................     57    August 1996

Dr.  Kruger has been in the  private  practice of internal
medicine  and  medical   oncology   since  1979,   and  is
affiliated   with  Lenox  Hill   Hospital,   Beth   Israel
Hospital,   Mount  Sinai   Hospital  and  the   Orthopedic
Institute.  Dr. Kruger is a director of Community  Medical
Transport, Inc., a publicly traded company.

Craig V. Sloane
Director..................................................     48    July 1992

Mr. Sloane, has served as Vice President - Operations and a director of Community Medical Transport, Inc., a publicly traded company, since December 1990.

Louis Rocco
Vice President, President of MRS and
Director........................................               48    March 1998

Louis  Rocco  joined  the  Company  in May  1997  as  Vice
President.  He also serves as President  of the  Company's
subsidiary,    Metropolitan   Respirator   Service,   Inc.
("MRS"). Mr. Rocco was a founder of MRS and held various executive positions in MRS from its inception through May
1997.

     Dean L. Sloane and Craig V. Sloane are brothers.

     Information concerning ownership of the Company's equity securities by the nominees is contained below, under the caption "Principal Shareholders and Other Information".

                 COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

     The Board of Directors has a standing Audit Committee, the members of which are Dean L. Sloane and Bruce L. Ansnes, which confers with Richard A. Eisner & Associates, LLP, the Company's external auditors, regarding the scope and results of their audits and any recommendations they may have with respect to internal accounting controls and other matters related to accounting and auditing. The Board of Directors also has a Stock Option Committee, the members of which are Dr. Bernard M. Kruger and Craig V. Sloane, which is responsible for administering the Company's 1996 Stock Option Plan. The Board of Directors does not have any other committees. During the year ended March 31, 1998, the Board of Directors met five (5) times and the Audit Committee met one (1) time, not including actions taken by unanimous written consent, and the Stock Option Committee had no meetings. During that year, each director, attended at least seventy-five percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served.

                     EXECUTIVE OFFICERS OF THE COMPANY NOT A
                        DIRECTOR OR NOMINEE FOR DIRECTOR

     The following table sets forth certain information about the executive officers of the Company or its subsidiaries who are not a Director or nominee for Director.

                                                                          AGE

SAVERIO D. BURDI                                                           40
Chief Operating Officer..............................................

Saverio D. Burdi joined the Company in May 1997 as Senior Vice President and was appointed Chief Operating Officer in July 1997. Prior to joining the Company, Mr. Burdi was an owner of MRS and was employed by MRS from June, 1989 through May 1997, and served as Vice President-Sales of MRS from June 1992 through May 1997.

ELIA GUARNERI                                                              42
Acting Chief Financial Officer.......................................

Elia Guarneri joined the Company in January 1998 as Corporate Controller and was appointed Acting Chief Financial Officer in October 1998, upon the resignation of Joel Quall. Prior to joining the Company, Mr. Guarneri was Senior Accountant at Puglisi, Midler & Co. from December 1995 to January 1998 and was a Staff Accountant at Tobin & Company from October 1994 to December 1995. Prior to October 1994, Mr. Guarneri attended Pace University. Mr. Guarneri received a B.B.A. from Pace University and is a Certified Public Accountant.

MATTHEW J. McDONOUGH                                                       36
Vice President - Operations...........................................

Matthew J. McDonough joined the Company in February 1996 as Operations Manager. In February 1997, Mr. McDonough was promoted to Vice President - Operations. From December 1992 to July 1994, Mr. McDonough was a Regional Manager for the Mayflower Group, Inc., and from July 1994 to February 1996 was an Assistant Station Manager with Airborne Express, Inc. Mr. McDonough has also gained significant operational experience as an engineering officer in the United States Navy. He has a B.S. from Old Dominion University.

                  PRINCIPAL SHAREHOLDERS AND OTHER INFORMATION

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock on December 28, 1998 with respect to (a) each person or group known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director of the Company, (c) each executive officer of the Company and (d) all officers and directors of the Company as a group. Except as set forth below, all of such shares are held of record and beneficially.

------------------------------------------- ----------------------------------------- ---------------------------------
           Name and Address of                        Amount and Nature of
             Beneficial Owner                         Beneficial Ownership                    Percent of Class
------------------------------------------- ----------------------------------------- ---------------------------------
Bruce L. Ansnes....................                         110,000                                1.54%
15 Glen Park Road
Purchase, NY  10577
------------------------------------------- ----------------------------------------- ---------------------------------
Saverio D. Burdi....................                         87,243(1)                             1.22%
18 Sargent Place
Mt. Vernon, NY  10550
------------------------------------------- ----------------------------------------- ---------------------------------
Elia Guarneri.......................                           0                                     0%
18 Sargent Place
Mr. Vernon, NY 10550
------------------------------------------- ----------------------------------------- ---------------------------------
Bernard M. Kruger, M.D..........                             18,334                                  *
170 East 78th Street
New York, NY  10021
------------------------------------------- ----------------------------------------- ---------------------------------
Matthew McDonough...............                              1,050(2)                               *
18 Sargent Place
Mt. Vernon, NY  10550
------------------------------------------- ----------------------------------------- ---------------------------------
Louis Rocco...........................
18 Sargent Place                                            293,056                                4.09%
Mt. Vernon, NY  10550
------------------------------------------- ----------------------------------------- ---------------------------------

(1) Includes options to purchase 25,000 shares of common stock at an exercise price of $4.00 per share granted to Mr. Burdi. Includes 17,842 shares held in escrow. (See "Certain Relationships and Related Transactions.")

(2) Does not include options to purchase 10,000 shares granted to Mr. McDonough.

------------------------------------------- ----------------------------------------- ---------------------------------
           Name and Address of                        Amount and Nature of
             Beneficial Owner                         Beneficial Ownership                    Percent of Class
------------------------------------------- ----------------------------------------- ---------------------------------
Alan T. Sheinwald....................                     2,142,250(3)                            29.91%
203 Briarwood Drive
Somers, NY  10589
------------------------------------------- ----------------------------------------- ---------------------------------
Craig V. Sloane.......................                      428,450                                5.98%
45 Morris Street
Yonkers, NY 10705
------------------------------------------- ----------------------------------------- ---------------------------------
Dean L. Sloane.......................                     1,363,000(4)                            19.03%
45 Morris Street
Yonkers, NY  10705
------------------------------------------- ----------------------------------------- ---------------------------------
All Officers and Directors as a Group
                                                          2,301,133                               32.13%

  *Less than one percent.

     Based solely on a review of Forms 3 and 4, and all amendments thereto, furnished to the Company during Fiscal 1998, and Forms 5 and amendments thereto furnished to the Company with respect to Fiscal 1998, and all written representations received by the Company from each person who was director, officer or beneficial owner of more than ten percent of a class of equity securities of the Company during the fiscal year ended March 31, 1998, the Company believes that none of such persons filed a late report during, or with respect to, the year.

----------

(3) Does not include options to purchase 20,000 shares at an exercise price of $4.00 per share granted to Mr. Sheinwald's brother-in-law, Wade Wilson, 50,000 shares of Common Stock owned by Mr. Wilson, or 62,500 shares of Common Stock which may be issued to Mr. Wilson upon the conversion of the remaining outstanding portion of the $444,430 promissory note issued by the Company to Mr. Wilson on May 10, 1997 in connection with the Company's acquisition of Metropolitan Respirator Service, Inc. Mr. Wilson served as Vice President - Operation Systems of the Company from May 10, 1997 through October 5, 1998 (See "Certain Relationships and Related Transactions.")

(4) Does not include 100,000 Shares owned by Mr. Sloane's wife, Mary Sloane, 800 shares owned by Mr. Sloane's son, Joshua Sloane and 200,000 Shares owned by the Sloane Family Foundation for which Mr. Sloane disclaims beneficial ownership.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  EXECUTIVE COMPENSATION

     The remuneration of the Chief Executive Officer and the four other most highly compensated executive officers of the Company and its Subsidiaries whose total annual salary and bonus exceeded $100,000 for all services in all capacities to the Company for its fiscal years ended March 31, 1998, 1997 and 1996, was as follows:

                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation                                     Long Term Compensation
                              -----------------------------------   ----------------------------------------------------------------
 Name & Principal    Fiscal                         Other Annual      Restricted          Securities          LTIP       All Other
     Position         Year    Salary($) Bonus($)  Compensation($)   Stock Awards($)      Underlying         Payouts($)  Compensation
                                                                                      Options/SAR's (#)
Alan T. Sheinwald     1998     $84,000      0          $5,000              0                  0                 0              0
Chief Executive       1997    $138,000      0          $9,000              0                  0                 0              0
Officer (1)           1996     $48,000      0          $3,000              0                  0                 0              0

Saverio D. Burdi      1998    $139,000      0          $7,000              0                25,000              0              0
Chief Operating       1997       $0         0            $0                0                  0                 0              0
Officer               1996       $0         0            $0                0                  0                 0              0

Louis Rocco           1998    $112,000      0          $6,000              0                  0                 0              0
President of          1997       $0         0            $0                0                  0                 0              0
MRS                   1996       $0         0            $0                0                  0                 0              0

-----------------

(1) Mr. Sheinwald's employment with the Company commenced on November 13, 1995 and was terminated on July 1, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows information regarding stock options granted during the fiscal year ended March 31, 1998 with respect to the Chief Executive Officer and the four other most highly compensated executive officers of the Company and its subsidiaries whose total annual salary and bonus exceeded $100,000 for all services in all capacities to the Company for the fiscal year ended March 31, 1998. The Company has never granted any stock appreciation rights.

                                INDIVIDUAL GRANTS

                                          % OF TOTAL
                             NUMBER OF      OPTIONS
                            SECURITIES    GRANTED TO
                            UNDERLYING     EMPLOYEES
                              OPTIONS      IN FISCAL     EXERCISE     EXPIRATION
NAME                        GRANTED(#)*      YEAR       PRICE($/SH)     DATE
----                        -----------      ----       -----------     ----
Alan T. Sheinwald(1)           0             0%             0             0

Saverio D. Burdi             25,000         37%           $4.00        May 2007

Louis Rocco                    0             0%             0             0

------------

(1) Mr. Sheinwald's employment as Chief Executive Officer was terminated by the Company on July 1, 1997.

* All options set forth were granted under the Company's Stock Option Plan at 100% of the fair market value of the shares at the time the options were granted and are intended to be, and with few exceptions, will be, incentive stock options. All options are exercisable in full two years and expire ten years after the date of grant.

     Options have value to the listed executives and to all option recipients only if the stock price advances beyond the grant date price shown in the table during the effective option period.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Alan T. Sheinwald, President and Chief Executive Officer of the Company upon the completion of its initial public offering in October 1996. The agreement has a three year term which renews for an additional year on each anniversary of the agreement, and provides for an annual base compensation of $150,000. The agreement provides for certain employee benefits including medical insurance, vacation and a car allowance, and also contains a non-competitive provision covering the term of the agreement plus one year following termination. On July 1, 1997, Mr. Sheinwald's services were terminated by the Company.

     The Company entered into an employment agreement with Saverio D. Burdi, Chief Operating Officer of the Company, on May 10, 1997, which was amended as of January 1, 1999 and expires May 10, 2002. The agreement can be renewed for additional one year terms on each anniversary of the agreement and provides for an annual base compensation of $120,000. The agreement provides for certain benefits and contains a non-competition provision covering the term of the agreement plus one year following termination. Pursuant to the agreement, Mr. Burdi was granted options to purchase 75,000 shares of the Common Stock, which vest over a three year period, at an exercise price of $.50 per share and is eligible for an additional grant of options to purchase 75,000 shares of the Common Stock, subject to the discretion of the Board of Directors of the Company.

     The Company entered into an employment agreement with Louis Rocco, Vice-President of the Company and President of MRS, on May 10, 1997, which was amended on March 1, 1998 and as of January 1, 1999 and expires May 10, 2002. The agreement can be renewed for additional one year terms on each anniversary of the agreement, and provides for a base compensation of $19,478 per month and entitles Mr. Rocco to payments of $10,311 for the remainder of the term in the event that the agreement is terminated for any reason prior to the end of the term. The agreement provides for certain benefits and contains a non-competition provision covering the term of the agreement plus one year following termination. Pursuant to the agreement, Mr. Rocco was granted options to purchase 75,000 shares of the Common Stock, which vest over a three year period, at an exercise price of $.50 per share, and is eligible for an additional grant of options to purchase 75,000 shares of the Common Stock, subject to the discretion of the Board of Directors of the Company.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company receives a fee of $1,000 for each Board meeting attended and a fee of $500 for each committee meeting attended, in addition to being reimbursed for expenses incurred on behalf of the Company. Commencing with the last quarter of 1997, Dean Sloane, Chairman of the Company, and Bruce L. Ansnes, Vice Chairman of the Company, have received stipends of $5,000 per quarter for management services they provide to the Company. These stipends will cease upon the appointment by the Company of a new Chief Executive Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 10, 1997, the Company acquired 68% of the outstanding shares of Metropolitan Respirator Service, Inc. ("MRS.") from Messrs. Donald Fargnoli, Louis Rocco and Saverio D. Burdi. The purchase price was approximately $5,993,000, consisting of (i) approximately $2,800,000 in cash, of which $970,598 was paid to Mr. Fargnoli, $1,063,502 was paid to Mr. Rocco and $765,900 was paid to Mr. Burdi; (ii) Promissory Notes with a face value of $2,967,000 accruing interest at a rate of 6% per annum, including a $1,176,400 Promissory
Note issued to Mr. Fargnoli, a $1,302,182 Promissory Note issued to Mr. Rocco and Promissory Notes issued to certain MRS employees, including a Promissory Note for $444,340 issued to Wade Wilson, who was appointed Vice President, Operation Systems, of the Company, and (iii) 62,243 shares of the Company's common stock with a value of $226,000 issued to Saverio D. Burdi, of which 17,842 shares are being held in escrow by the Company until May 10, 1999.

     In March 1998, Mr. Rocco surrendered his $1,302,000 Promissory Note issued in connection with the Company's acquisition of MRS. In consideration for such action, the Company converted eighty percent of the Promissory Notes into shares of Common Stock, with Mr. Rocco receiving 293,056 shares and a cash payment of $73,000. The remaining amount of the Promissory Notes and interest thereon will be repaid monthly in installments of $10,000.

     Also, In March 1998, Mr. Fargnoli surrendered his $1,176,000 Promissory
Note issued to him in connection with the Company's acquisition of MRS. In consideration for such action, the Company converted eighty percent of the Promissory Notes into shares of Common Stock, with Mr. Fargnoli receiving 264,750 shares and a cash payment of $66,000. The remaining amount of the Promissory Notes and interest thereon will be repaid monthly in installments of $9,000. In May 1998, Mr. Fargnoli resigned from the Company. Mr. Fargnoli also entered into a Consulting Agreement with the Company for a term of two years expiring May 2000 for a fee of $55,000 per year.

     Mr. Wilson's Promissory Note is payable in two payments. On January 2, 1999, one half of the principal and accrued interest was paid through the issuance to him of 50,000 shares of Common Stock and the payment of $50,000 and the remaining one half of the principal and accrued interest is payable January 2, 2000. In lieu of cash payment, Mr. Wilson may elect to convert up to eighty percent (80%) of the outstanding principal balance of the Promissory Note and the accrued interest thereon payable on the dates set forth above into 50,000 shares of Common Stock, based on a valuation of $4.00 per share, irrespective of the actual market value of the shares on the date of such conversion. If Mr. Wilson does not make such election, the Company may do so. With respect to the remaining twenty (20%) of the payment due, Mr. Wilson may, but is not obligated to, require that such amount be converted into shares or take such payment in cash. At any time subsequent to the first anniversary of the execution of the

Promissory Note, if the Company conducts a secondary public offering of Company's common stock, Mr. Wilson shall have the opportunity to sell the shares in such offering to the same extent and in proportion to the rights that the other executive officers of the Company have. Mr. Wilson was terminated as an officer and employee of the Company as of October 5, 1998, but continues to provide consulting services to the Company.

     Upon the closing of the MRS acquisition, Mr. Fargnoli was appointed to the Company's Board of Directors, Messrs. Fargnoli and Rocco were appointed as Vice Presidents of the Company, Saverio D. Burdi was appointed as Senior Vice President of the Company, and Wade Wilson was appointed as Senior Vice President, Operation Systems, of the Company. Mr. Burdi was subsequently was appointed Chief Operating Officer of the Company. The Company entered into three year employment agreements with Messrs. Fargnoli, Rocco, Burdi and Wilson, providing for annual base compensation of $110,000 for Messrs. Fargnoli and Rocco and $120,000 for Messrs. Burdi and Wilson. Messrs. Burdi and Rocco's employment agreements are described above. Messrs. Burdi and Wilson were granted options to purchase 25,000 and 20,000 common shares, respectively, under the Company's 1996 Stock Option Plan. Each of the agreements provides for certain employee benefits and contains a non-competition provision covering the term of the agreement plus one year following termination. Messrs. Fargnoli, Rocco, Burdi and Wilson also entered into Non-Competition Agreements with the Company which run through May 10, 2001, or the length of their respective Employment Agreement plus one year, whichever is longer. Mr. Fargnoli has subsequently resigned and Mr. Wilson's employment was terminated. Messrs. Burdi and Rocco's employment agreements have been amended as described above.

     Wade Wilson is the brother-in-law of Alan T. Sheinwald, the former President, Chief Executive Officer and Chairman of the Company. Mr. Sheinwald's employment as President and Chief Executive Officer of the Company was terminated on July 1, 1997. Mr. Sheinwald resigned as Chairman and a director of the Company on July 7, 1997.

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     Subject to ratification by the Shareholders, the Board of Directors has appointed Richard A. Eisner & Company, LLP as independent certified public accountants for the Company for the year ending March 31, 1999. Management will present to the Annual Meeting a proposal that such appointment be ratified. The favorable vote of the holders of a majority of the shares of Common Stock, represented in person or by Proxy at the meeting, will be required for such ratification. A representative of Richard A. Eisner & Company, LLP will attend the meeting with the opportunity to make a statement if he desires to do so. That representative will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Shareholder proposals intended to be presented at the next annual meeting of Shareholders must be received by the Company not later than August 28, 1999 in order to be included in the Company's Proxy Statement and form of Proxy relating to that meeting. Any such proposal should be communicated in writing to the Secretary of the Company, 18 Sargent Place, Mt. Vernon, New York, 10550.


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

                                  OTHER MATTERS

     Management does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the accompanying Proxy will have discretion to vote in accordance with their own judgment on such matters.

                                             By Order of the Board of Directors,

                                             Louis Rocco,
                                             Secretary

January 22, 1999


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

PROXY                     COMMUNITY CARE SERVICES, INC.

                  Solicited on Behalf of the Board of Directors

     The undersigned appoints each of Dean L. Sloane and Bruce L. Ansnes (with full power to act without the other and each with full power to appoint his substitute) as the undersigned's Proxies to vote all shares of Common Stock of the undersigned in Community Care Services, Inc. (the "Company"), a New York corporation, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Gordon Altman Butowsky Weitzen Shalov & Wein, on February 8, 1999, at 10:00 a.m. (local time) or at any adjournments thereof as follows:

1. PROPOSAL TO APPROVE THE REVERSE SPLIT OF THE COMPANY'S COMMON STOCK, PAR VALUE $.01 BY A RATIO OF 1:4.

                         FOR / / AGAINST / / ABSTAIN / /

2.   ELECTION OF DIRECTORS                        WITHHOLD AUTHORITY
     FOR all nominees listed below                to vote for all nominees
     (except as marked contrary to below) / /     listed below / /

                                 Dean L. Sloane
                                 Bruce L. Ansnes
                             Bernard M. Kruger, M.D.
                                 Craig V. Sloane
                                   Louis Rocco

     (INSTRUCTIONS: To withhold authority to vote for any individual nominees, write that nominee's name in the space provided below).

3. PROPOSAL TO RATIFY SELECTION OF RICHARD A. EISNER & COMPANY, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING MARCH 31, 1999.

                         FOR / / AGAINST / / ABSTAIN / /

4. In their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

     The shares of Common Stock represented by this Proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted FOR the election of the nominees listed in Item 2 and FOR the proposals in Items 1, 3 and 4.

     The undersigned hereby revokes any Proxy or Proxies to vote shares of Common Stock of the Company heretofore given by the undersigned.

                    ________________________________, 1999 (Date)

                    _____________________________________

                    _____________________________________
                    Please date, sign exactly as name appears on this Proxy, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving his title, and affix corporate seal. If a partnership, sign in the partnership name by authorized person. In the case of joint ownership, each joint owner must sign.


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